UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2024

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 W 57th St, #33B

New York, New York 10019

(Address of Principal Executive Offices)

972- 4-770-4055

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	DRIO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously reported, on February 15, 2024, DarioHealth Corp. (the “Company”) entered into a securities purchase agreement with accredited investors relating to an offering (the “Offering”) and the sale of an aggregate of (i) 17,307 shares of newly designated Series C Preferred Stock (the “Series C Preferred Stock”), and (ii) 4,000 shares of Series C-1 Preferred Stock (the “Series C-1 Preferred Stock”), at a purchase price of $1,000 for each share of Preferred Stock. In addition, on February 16, 2024, the Company entered into a securities purchase agreement with accredited investors relating to the Offering and the sale of an aggregate of 1,115 shares of Series C-2 Preferred Stock (the “Series C-2 Preferred Stock” and together with the Series C Preferred Stock and the Series C-1 Preferred Stock, the “Preferred Stock”), at a purchase price of $1,000 for each share of Preferred Stock. The Company retained Aegis Capital Corp. as placement agent for the Offering.

On February 21, 2024, the Company closed the Offering, resulting in aggregate gross proceeds of approximately $22,422,000. The Company does not intend to conduct any further closings with respect to the Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2024	DARIOHEALTH CORP.

	By:	/s/ Zvi Ben David
		Name:	Zvi Ben David
		Title:	Chief Financial Officer, Treasurer and Secretary